CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Terax Energy, Inc.
Dallas, Texas

We hereby consent to the use in this Amendment No. 1 to this Registration Statement (No 333-132308) on Form SB-2 of our report dated August 5, 2005 relating to the financial statements of Terax Energy, Inc. as of June 30, 2005 and for the six-month period then ended.

We also consent to the references to us under the heading “Experts” in such Document.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

May 24, 2006